UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GREENHUNTER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4864036
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1048 Texan Trail Grapevine, Texas	76051
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
10.0% Series C Cumulative Preferred Stock	NYSE MKT Equities

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-178386.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.0% Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of GreenHunter Energy, Inc., a Delaware corporation (the “Registrant”). The description of the Series C Preferred Stock to be registered hereunder is set forth under the caption “Description of Series C Preferred Stock in the Offering” in the Registrant’s final prospectus with respect to the Series C Preferred Stock (the “Prospectus”) filed on July 26, 2012 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-178386), as amended, which became effective as of July 24, 2012. The Prospectus, including the description of the Series C Preferred Stock contained therein, is incorporated herein by reference.

Item 2.	Exhibits.

4.1	Certificate of Incorporation of the Registrant (incorporated by reference from the Registrant’s Form 10 filed on August 21, 2007).
4.1.1	Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from the Registrant’s Form 10 filed on August 21, 2007).
4.2	Bylaws of the Registrant (incorporated by reference from the Registrant’s Form 10 filed on August 21, 2007).
4.3	Amended and Restated Certificate of Designations of 2007 Series A 8% Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 27, 2008).
4.4	Certificate of Designations of 2008 Series B Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 27, 2008).
4.5	Amended and Restated Certificate of Designations of the Series C Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2012).
4.5.1	Certificate of Correction to the Amended and Restated Certificate of Designations of the Series C Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 26, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GreenHunter Energy, Inc.

	By:	/s/ Morgan F. Johnston
Morgan F. Johnston Senior Vice President, General Counsel and Secretary

Date: July 30, 2012

EXHIBIT INDEX

4.1	Certificate of Incorporation of the Registrant (incorporated by reference from the Registrant’s Form 10 filed on August 21, 2007).
4.1.1	Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from the Registrant’s Form 10 filed on August 21, 2007).
4.2	Bylaws of the Registrant (incorporated by reference from the Registrant’s Form 10 filed on August 21, 2007).
4.3	Amended and Restated Certificate of Designations of 2007 Series A 8% Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 27, 2008).
4.4	Certificate of Designations of 2008 Series B Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 27, 2008).
4.5	Amended and Restated Certificate of Designations of the Series C Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2012).
4.5.1	Certificate of Correction to the Amended and Restated Certificate of Designations of the Series C Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 26, 2012).

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